EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the inclusion of our report dated November 21, 2003 relating to the statements of financial condition of Celsion Corporation (the "Corporation") as of September 30, 2003 and 2002 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2003 in the Corporation's Form 10-K for the year ending September 30, 2003 to be filed with the Securities and Exchange Commission.

                                          /s/ Stegman & Company
                                          ---------------------

Baltimore, Maryland
December 26, 2003